As filed with the Securities and Exchange Commission on December 12, 2000
                                                   Registration No. 333-________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------


                                 ASHWORTH, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                         84-1052000
 (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                         Identification No.)

               2791 LOKER--AVENUE WEST, CARLSBAD, CALIFORNIA 92008
                  (Address of Principal Executive Offices) (Zip Code)


                              AMENDED AND RESTATED
                                 ASHWORTH, INC.
                           2000 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                  HALINA BALYS
                            SECRETARY AND CONTROLLER
                                 ASHWORTH, INC.
               2791 LOKER AVENUE WEST, CARLSBAD, CALIFORNIA 92008
                     (Name and address of agent for service)

                                 (760) 438-6610
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                   Amount            Proposed Maximum         Proposed Maximum             Amount of
    Title of Securities             to be           Offering Price Per       Aggregate Offering           Registration
     to be Registered         Registered(1)(2)          Share(1)(3)              Price(1)(3)               Fee(1)(3)
-----------------------------------------------------------------------------------------------------------------------------

 Common Stock,                     1 share                $6.9063                  $6.9063                   $1.00
 par value $0.001 per
 share(4)

=============================================================================================================================

(1) This Registration Statement is also deemed, pursuant to Instruction E to Form S-8 and Interpretation 89 of Section G (Securities Act Forms) of the Division of Corporate Finance's Manual of Publicly-Available Telephone Interpretations (July 1997), to relate to 1,899,999 shares previously registered on Form S-8 (No. 33-92580) in connection with a predecessor plan, with respect to which a registration fee of $6,060.36 has been paid.

(2) Pursuant to Rule 416(a), this Registration Statement also covers such additional undetermined number of shares of Common Stock that may be issued from time to time as a result of the adjustment provisions of the Amended and Restated Ashworth, Inc. 2000 Equity Incentive Plan described herein.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) and based on the average of the high and the low price of the Common Stock of Ashworth, Inc. as reported on December 8, 2000 on the National Association of Securities Dealers Automated Quotation System/National Market System.

(4) This Registration Statement includes associated stock purchase rights under the Rights Agreement dated October 6, 1998, as amended, between the Company and American Securities Transfer & Trust, Inc.


================================================================================

                                  INTRODUCTION

         This registration statement on Form S-8 (the "Registration Statement") is filed by Ashworth, Inc. (the "Company") and relates to 1,900,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), issuable to eligible directors, officers, employees, consultants and advisors of the Company and its affiliates under the Amended and Restated Ashworth, Inc. 2000 Equity Incentive Plan (the "2000 Plan"). A total of 4,700,000 shares of the common stock of Ashworth, Inc. (the "Company") were registered by the Company to be issued in connection with a predecessor plan, the Company's Amended and Restated Nonqualified Stock Option Plan (the "Nonqualified Plan"), as follows:
(a) 1,200,000 shares of common stock registered on Form S-8 (File No. 33-35516);
(b) 500,000 additional shares of common stock registered on Form S-8 (File No. 33-41455); and (c) 3,000,000 additional shares of common stock registered on Form S-8 (File No. 33-92580). At least 1,906,776 shares of the Company's common stock which were registered in connection with the Nonqualified Plan on Form S-8 (File No. 33-92580) have not been, and will not be, issued under the Nonqualified Plan. Pursuant to Instruction E to Form S-8 and Interpretation 89 of Section G (Securities Act Forms) of the Division of Corporate Finance's Manual of Publicly-Available Telephone Interpretations (July 1997), 1,899,999 of the shares registered in connection with the Nonqualified Plan on Form S-8 (File No. 33-92580) are carried forward to, and deemed covered by this Registration Statement on Form S-8 in connection with the 2000 Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. Plan Information.*

ITEM 2. Registrant Information and Employee Plan Annual Information.*

* Information required by Part I of Form S-8 constituting the requirements of a Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8. Such information is not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

         The following documents are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for fiscal year ended October 31, 1999;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended January 31, 2000, April 30, 2000, and July 31, 2000;

         (c) The Company's Current Reports on Form 8-K dated February 15, 2000 and February 16, 2000;


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

         (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on May 2, 1990, including any amendment or report filed for the purpose of updating such description; and

         (e) The description of the Company's Rights contained in the Company's Registration Statement on Form 8-A filed on October 9, 1998, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed incorporated by reference into this Registration Statement and shall be a part hereof from the date of filing such documents.

         For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as to modified or superseded, to constitute a part of this Registration Statement.

         The Company shall provide without charge to each participant in the 2000 Plan, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Registration Statement. Such requests should be directed to: Secretary, Ashworth, Inc., 2791 Loker Avenue West, Carlsbad, California 92008, (760) 438-6610.

ITEM 4. Description of Securities.

         Not Applicable

ITEM 5. Interests of Named Experts and Counsel.

         Not Applicable

ITEM 6. Indemnification of Directors and Officers.

         Under Section 145 of the Delaware General Corporation Law, the Company may indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Certificate of Incorporation, as amended, provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemption's that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Company's Amended and Restated By-Laws


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

require it to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

ITEM 7. Exemption from Registration Claimed.

         Not Applicable

ITEM 8. Exhibits.

         3.1 Certificate of Incorporation as filed March 19, 1987 with the Secretary of State of Delaware, Amendment to Certificate of Incorporation as filed August 3, 1987 with the Secretary of State of Delaware and Amendment to Certificate of Incorporation as filed April 26, 1991 with the Secretary of State of Delaware (filed as Exhibit 3(a) to Registrant's Registration Statement dated February 21, 1992 (File No. 33-45078)) and incorporated herein by reference).

         3.2 Amendment to Certificate of Incorporation as filed April 6, 1994 (filed as Exhibit 3(a) to the Registrant's Form 10-K for fiscal year ended October 31, 1994 and incorporated herein by reference).

         3.2 Amended and Restated By-Laws (filed as Exhibit 3.1 to Current Report on Form 8-K filed on February 23, 2000 and incorporated herein by reference).

         3.3 Specimen certificate for Common Stock, par value $.001, of the Registrant (filed as Exhibit 4(a) to Registrant's Registration Statement dated November 4, 1987 (File No. 33-16714-D) and incorporated herein by reference).

         3.4 Rights Agreement dated as of October 6, 1998 by and between Ashworth, Inc. and American Securities Transfer & Trust, Inc., as amended on February 22, 2000 (filed as Exhibit 4.1 to Registrant's Current Report on Form 8-K filed on March 14, 2000 and incorporated herein by reference).

         4.1      Amended and Restated Ashworth, Inc. 2000 Equity Incentive
                  Plan.

         5        Opinion of Gibson, Dunn & Crutcher LLP

         23.1     Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
                  5).

         23.2     Consent of KPMG LLP.

         24.1     Power of Attorney (contained on signature page hereto).

ITEM 9. Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (unless the information required by paragraphs (i) and (ii) below is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement):

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;


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

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, Ashworth, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California on December 11, 2000.

                                       ASHWORTH, INC.,
                                       a Delaware corporation


                                       By: /s/ Randall L. Herrel, Sr.
                                           -------------------------------------
                                           Randall L. Herrel, Sr.
                                           President and Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall L. Herrel, Sr. and Terence W. Tsang, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file such amendments, together with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifies and confirms all that each of said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons, including a majority of the Board of Directors, in the capacities and on the date indicated.

                  SIGNATURE                                       TITLE                                DATE
                  ---------                                       -----                                ----

     /s/ Randall L. Herrel, Sr.                President, Chief Executive Officer and           December 11, 2000
------------------------------------------     Director (Principal Executive Officer)


     /s/ Terence W. Tsang                      Senior Vice President - Finance, Treasurer       December 11, 2000
------------------------------------------     and Chief Financial Officer (Principal
                                               Financial Officer and Principal Accounting
                                               Officer)


     /s/ Stephen Bartolin, Jr.                 Director                                         December 11, 2000
------------------------------------------


     /s/ Stephen G. Carpenter, Jr.             Director                                         December 11, 2000
------------------------------------------


     /s/ Andre P. Gambucci                     Director                                         December 11, 2000
------------------------------------------


     /s/ John M. Hanson, Jr.                   Director                                         December 11, 2000
------------------------------------------


     /s/ H. Michael Hecht                      Director                                         December 11, 2000
------------------------------------------


     /s/ James W. Nantz                        Director                                         December 11, 2000
------------------------------------------


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

                                 EXHIBITS INDEX

         3.1 Certificate of Incorporation as filed March 19, 1987 with the Secretary of State of Delaware, Amendment to Certificate of Incorporation as filed August 3, 1987 with the Secretary of State of Delaware and Amendment to Certificate of Incorporation as filed April 26, 1991 with the Secretary of State of Delaware (filed as Exhibit 3(a) to Registrant's Registration Statement dated February 21, 1992 (File No. 33-45078)) and incorporated herein by reference).

         3.2 Amendment to Certificate of Incorporation as filed April 6, 1994 (filed as Exhibit 3(a) to the Registrant's Form 10-K for fiscal year ended October 31, 1994 and incorporated herein by reference).

         3.2 Amended and Restated By-Laws (filed as Exhibit 3.1 to Current Report on Form 8-K filed on February 23, 2000 and incorporated herein by reference).

         3.3 Specimen certificate for Common Stock, par value $.001, of the Registrant (filed as Exhibit 4(a) to Registrant's Registration Statement dated November 4, 1987 (File No. 33-16714-D) and incorporated herein by reference).

         3.4 Rights Agreement dated as of October 6, 1998 by and between Ashworth, Inc. and American Securities Transfer & Trust, Inc., as amended on February 22, 2000 (filed as Exhibit 4.1 to Registrant's Current Report on Form 8-K filed on March 14, 2000 and incorporated herein by reference).

         4.1      Amended and Restated Ashworth, Inc. 2000 Equity Incentive
                  Plan.

         5        Opinion of Gibson, Dunn & Crutcher LLP

         23.1     Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
                  5).

         23.2     Consent of KPMG LLP.

         24.1     Power of Attorney (contained on signature page hereto).


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